UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

HAMMER FIBER OPTICS HOLDINGS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (844) 413 2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(b)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 23, 2024, Hammer Fiber Optics Holdings Corp. (the "Company") received notification from Fruci & Associates II, PLLC ("Fruci"), our independent accountant, that the original audit opinions issued by Fruci with the July 31, 2023 and July 31, 2022 Form 10-K filings by the Company were not supported with sufficient audit procedures and therefore should no longer be relied upon.

Fruci communicated this information with the executive officers and the board of directors of the Company and advised that the omitted audit procedures are in process and a 10-K/A for the respective years noted above will be filed upon completion of those procedures with a new audit opinion.

The Company provided Fruci with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that Fruci furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Fruci's letter is attached hereto as Exhibit 7.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #	Description

7	Letter from Fruci & Associates II, PLCC, dated July 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings Corp.

Dated: July 25, 2024

/s/ Michael Cothill
Michael Cothill
Principal Executive Officer